UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2026

GALERA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39114	46-1454898
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Lindenwood Drive, Suite 225

Malvern, PA 19355

(Address of principal executive offices) (Zip Code)

(610) 725-1500

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	GRTX	OTCQB Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On August 3, 2026 (the “Closing Date”), Galera Therapeutics, Inc., a Delaware corporation (the “Company”), completed the previously announced Mergers (as defined below) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated April 14, 2026, by and among the Company, Obsidian Therapeutics, Inc., a Delaware corporation (“Legacy Obsidian”), Gazelle Parent, Inc., a Delaware corporation (“Legacy Parent”), Onyx MergerSub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Legacy Parent (“Obsidian Merger Sub”), and Gazelle Merger Subsidiary, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Legacy Parent (“Galera Merger Sub”).

On the Closing Date, pursuant to the Merger Agreement and on the terms and conditions set forth therein, (a) Obsidian Merger Sub merged with and into Legacy Obsidian, with Legacy Obsidian as the surviving entity (the “Obsidian Merger”), and (b) immediately following the Obsidian Merger, Galera Merger Sub merged with and into the Company, with the Company as the surviving entity (the “Galera Merger,” and together with the Obsidian Merger, the “Mergers”). As a result of the Galera Merger, the Company and Legacy Obsidian each became a wholly owned subsidiary of Obsidian Therapeutics, Inc. (formerly known as Gazelle Parent, Inc.) (“Parent”).

All defined terms used in this Current Report on Form 8-K that are not otherwise defined herein have the meanings ascribed to such terms in the Merger Agreement.

Item 1.01. Entry into a Material Definitive Agreement.

On the Closing Date, in connection with the consummation of the Mergers described in Item 2.01 of this Current Report on Form 8-K, Parent and Legacy Obsidian entered into a Contingent Value Rights Agreement (the “CVR Agreement”) with Equiniti Trust Company, LLC (the “Rights Agent”), pursuant to which stockholders of the Company of record as of July 31, 2026 will receive (1) one contingent value right (each, a “CVR”) for each outstanding share of the Company’s shares of common stock, par value $0.001 per share (“Galera Common Stock”) held by such stockholder on such date, representing the right to receive a pro rata portion of 80% of any potential future net proceeds received by Parent or its affiliates from the development, commercialization, licensing, sale or other disposition of the Legacy Product (as defined in the CVR Agreement), or related intellectual property during the five years following the closing, and (2) one CVR for each outstanding share of Galera Common Stock held by such stockholder on such date, representing the right to receive a pro rata portion of 95% of any potential future net proceeds received by Parent or its affiliates from the Supportive-Care Product Divestiture (as defined in the CVR Agreement) during the ten years following the closing.

The contingent payments under the CVR Agreement, if they become payable, will become payable to the Rights Agent for subsequent distribution to the holders of the CVRs. There can be no assurance that any holders of CVRs will receive payments with respect thereto.

The right to the contingent payments contemplated by the CVR Agreement is a contractual right only and will not be transferable, except in the limited circumstances specified in the CVR Agreement. The CVRs will not be evidenced by a certificate or any other instrument and are not registered with the U.S. Securities and Exchange Commission (the “SEC”). The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Parent or any of its affiliates. No interest will accrue on any amounts payable in respect of the CVRs.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by the full text of the CVR Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Explanatory Note of this Current Report on Form 8-K is incorporated herein by reference.

Effective at 8:30 a.m. eastern time on August 3, 2026, the parties to the Merger Agreement consummated the Mergers, and effective at 4:39 PM eastern time on July 31, 2026, Parent changed its name from “Gazelle Parent, Inc.” to “Obsidian Therapeutics, Inc.”

In accordance with the terms and subject to the conditions of the Merger Agreement:

(a)

at the Obsidian Effective Time, following the conversion into Legacy Obsidian Common Stock (as defined below) of Legacy Obsidian’s preferred stock, as well as certain outstanding Banc of California warrants, each then-outstanding share of common stock of Legacy Obsidian (the “Legacy Obsidian Common Stock”) (excluding Legacy Obsidian Common Stock held by stockholders who have exercised and perfected appraisal rights for such shares) converted into the right to receive a number of shares of common stock, $0.001 par value per share, of Parent (“Parent Common Stock”) calculated in accordance with the Merger Agreement, in each case, based on an exchange ratio of 0.1383 (the “Obsidian Exchange Ratio”);

(b)

immediately following the Obsidian Effective Time, at the effective time of the Galera Merger (the “Galera Effective Time”) and following the conversion into Galera Common Stock of the Company’s Series C Preferred Stock issued in connection with the Concurrent PIPE Financing, each then-outstanding share of Galera Common Stock (excluding any shares of Galera Common Stock held by stockholders who have exercised and perfected appraisal rights for such shares) converted into the right to receive a number of shares of the Parent Common Stock calculated in accordance with the Merger Agreement, in each case, based on an exchange ratio of 0.7019 (the “Galera Exchange Ratio”). Each then-outstanding option to purchase shares of Galera Common Stock with a per share exercise price less than the closing trading price of a share of Galera Common Stock on the last full trading day prior to the Galera Effective Time automatically became fully vested and was converted into a net exercised number of shares of Parent Common Stock in accordance with the terms of the Merger Agreement. Each outstanding option to purchase shares of Galera Common Stock with an exercise price equal to or greater than such closing trading price was cancelled for no consideration; and

(c)

immediately prior to the Galera Effective Time, each outstanding pre-funded warrant to purchase shares of Galera Common Stock was exercised in accordance with its terms and the resulting shares of Galera Common Stock were converted into the right to receive shares of Parent Common Stock based on the Galera Exchange Ratio. Outstanding Galera Terminable Warrants were terminated in accordance with their terms. Outstanding Galera Exchangeable Warrants remained outstanding and became warrants exercisable for shares of Parent Common Stock pursuant to their terms.

The Mergers are intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

At the effective time of the Mergers, Parent issued (or reserved for issuance upon exercise of options assumed in the Mergers) an aggregate of approximately (i) 31,831,595 shares of Parent Common Stock to Legacy Obsidian securityholders, (ii) 730,057 shares of Parent Common Stock to the Company’s securityholders, and (iii) 29,165,559 shares of Parent Common Stock to investors in the Concurrent PIPE Financing, resulting in approximately 61,727,211 shares of Parent Common Stock being issued and outstanding immediately following the effective time of the Mergers.

Under the Obsidian Exchange Ratio and Galera Exchange Ratio formulas in the Merger Agreement, immediately following the effective time of the Mergers, the (i) Legacy Obsidian securityholders owned approximately 51.6% of the outstanding shares of the combined company’s common stock on a fully diluted basis, (ii) the Company’s securityholders owned approximately 1.2% of the outstanding shares of the combined company’s common stock on a fully diluted basis and (iii) investors in the Concurrent PIPE Financing owned approximately 47.2% of the combined company’s common stock on a fully diluted basis.

The Company registered the issuance of Parent Common Stock to Legacy Obsidian securityholders and the Company’s securityholders in the Mergers on a registration statement on Form S-4, as amended (SEC File No. 333-295249).

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information set forth in Item 2.01 of this Current Report on Form 8-K regarding the Mergers is incorporated by reference into this Item 3.01.

In connection with the consummation of the Mergers, the Company expects that the Galera Common Stock will cease to be quoted on the OTCQB Market. The Company intends to file a Certification and Notice of Termination of Registration on Form 15 with the SEC after the close of trading on August 3, 2026 to terminate the registration of Galera Common Stock under Section 12(g) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and suspend its reporting obligations under Sections 13(a) and 15(d) of the Exchange Act. The Company’s reporting obligations under the Exchange Act will be suspended immediately upon the filing of the Form 15, and the termination of the registration of its Galera Common Stock will become effective 90 days thereafter, unless earlier terminated by the SEC.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Explanatory Note and Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K regarding the Mergers and the information set forth in Item 5.02 of this Current Report on Form 8-K regarding the board of directors (the “Board”) and executive officers of the Company following the Mergers are incorporated by reference into this Item 5.01.

As a result of the Galera Merger, the Company became a wholly owned subsidiary of Obsidian Therapeutics, Inc. (formerly known as Gazelle Parent, Inc.).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

In accordance with the Merger Agreement, immediately prior to the closing of the Mergers, J. Mel. Sorensen, Michael Friedman, Nancy Chang, Lawrence Alleva and Kevin Lokay resigned from the Board and committees of the Board on which they respectively served, which resignations were not the result of any disagreements with the Company relating to its operations, policies or practices.

Effective upon the closing of the Mergers, on August 3, 2026, Madan Jagasia, Julie Feder, Parameswaran Hari, and Dana Alexander were appointed as officers of the Company (as the surviving corporation in the Galera Merger).

Departure of Executive Officers

Immediately after closing of the Mergers, J. Mel. Sorensen resigned as the President and Principal Executive Officer and Joel Sussman resigned as the Treasurer and Principal Financial and Accounting Officer of the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required by this Item, the information included in Item 2.01 and Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

At the Galera Effective Time, the Company’s certificate of incorporation was amended and restated as set forth in the Galera Certificate of Merger filed with the Secretary of State of the State of Delaware. In addition, at the Galera Effective Time, the Company’s bylaws were amended and restated to be identical to the bylaws of Galera Merger Sub immediately prior to the Galera Effective Time (with the name “Galera Therapeutics, Inc.” in place of the name of Galera Merger Sub).

The foregoing descriptions of the amended and restated certificate of incorporation and the amended and restated bylaws of the Company are qualified by reference to such documents, copies of which are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(c) Exhibits.

Exhibit No.	Description

2.1*#	Agreement and Plan of Merger, dated as of April 14, 2026, by and among Galera Therapeutics, Inc., Obsidian Therapeutics, Inc., Gazelle Parent, Inc., Onyx MergerSub, Inc. and Gazelle Merger Subsidiary, Inc. (incorporated by reference from Exhibit 2.1 to Gazelle Parent, Inc.’s Registration Statement on Form S-4 (File No. 333-295249) filed with the Securities and Exchange Commission on July 2, 2026).

3.1	Amended and Restated Certificate of Incorporation of Galera Therapeutics, Inc.

3.2	Amended and Restated Bylaws of Galera Therapeutics, Inc.

10.1	Contingent Value Rights Agreement dated August 3, 2026, by and among Obsidian Therapeutics, Inc., Gazelle Parent, Inc. and Equiniti Trust Company, LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

#	Filed previously

*

Annexes, schedules and exhibits have been omitted pursuant to Item 601(b)(2) or 601(a)(5), as applicable, of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALERA THERAPEUTICS, INC.

Date: August 3, 2026	By:	/s/ J. Mel Sorensen, M.D.
	Name:	J. Mel Sorensen, M.D.
	Title:	President and Chief Executive Officer